Filed pursuant to Rule 424(b)(3)
SEC Registration No. 333-117053

COMMUNITYSOUTH BANCSHARES, INC.

OFFERING OF A MINIMUM OF 1,140,000 AND A
MAXIMUM OF 2,500,000 SHARES OF COMMON STOCK

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SUPPLEMENT NO. 1 TO PROSPECTUS
DATED SEPTEMBER 16, 2004
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        This Supplement has been prepared solely for use in conjunction with the Prospectus of COMMUNITYSOUTH BANCSHARES, INC., a South Carolina corporation (the “Company”), dated September 16, 2004 (the “Prospectus”), pursuant to which a minimum of 1,140,000 shares and a maximum of 2,500,000 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), are being offered at $10.00 per share.

        This Supplement No. 1 describes the Company’s decision to extend the offering of its Common Stock through January 15, 2005, subject to the Company’s right to extend the offering until December 31, 2005 or to terminate the offering earlier if it sells all of the shares of Common Stock it is offering pursuant to the Prospectus or if it otherwise determines such termination to be appropriate.

        This Supplement is not a summary of the information in the Prospectus, and it may not be used except in conjunction with the Prospectus.

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        TO THE EXTENT ANY INFORMATION SET FORTH IN THIS SUPPLEMENT IS INCONSISTENT WITH OR CONTRARY TO THE INFORMATION SET FORTH IN THE PROSPECTUS, THE INFORMATION SET FORTH HEREIN SHALL SUPERSEDE THE INFORMATION CONTAINED IN THE PROSPECTUS. THIS SUPPLEMENT DOES NOT CONTAIN A COMPLETE DESCRIPTION OF THE TERMS OF THE OFFERING AND INFORMATION RELATING TO THE COMPANY. PROSPECTIVE INVESTORS SHOULD READ THE PROSPECTUS, AND THIS SUPPLEMENT NO. 1 IN THEIR ENTIRETY PRIOR TO SUBSCRIBING FOR SHARES OF THE COMMON STOCK.

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The date of this Supplement No. 1 is December 15, 2004.